UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(Address of principal executive offices)(Zip Code)

(321) 363-5100
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 3.01   Notice of Failure to Satisfy a Continued Listing Rule or Standard

New Generation Biofuels Holdings, Inc. previously disclosed in a press release on April 9, 2009 that, as of the balance sheet date of December 31, 2008, we did not meet the Nasdaq continued listing requirement for stockholders’ equity, but that after raising $3.2 million in March 2009, we had become compliant with the requirement.

Although not discussed in the press release, immediately prior to this disclosure, we received a letter, dated April 9, 2009, from The Nasdaq Stock Market notifying us that, as of December 31, 2008, we were no longer in compliance with the $2.5 million minimum stockholders' equity requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Marketplace Rule 5550(b)(1) (formerly Rule 4310(c)(3)).  Nasdaq’s determination was based on a review of the stockholders’ equity reported in our Annual Report on Form 10-K for the year ended December 31, 2008, as filed on March 31, 2009, of $2,067,894, slightly below the threshold for continued listing.

In response to the notice from Nasdaq staff, we took the following actions.  First, as discussed above, we issued a press release on the same day the notice was received, announcing that we did not meet the continued listing requirement for stockholders’ equity as of the December 31, 2008 balance sheet date.  A copy of the press release is attached hereto as Exhibit 99.1.  Second, within 15 days of receipt of the notice as provided under Nasdaq rules, we submitted a written plan to the Nasdaq staff indicating that the March private placement brought us back into compliance with the minimum stockholders' equity requirement on a pro forma basis.  The plan also addressed how we intend to sustain compliance with the continued listing requirements, focusing on implementing cost control measures, generating revenue growth and exploring additional financing options.  If our plan is accepted, Nasdaq may grant an exception of up to 105 calendar days from the date of their notice to evidence compliance.  If the plan is rejected, we will have the opportunity to appeal that decision to a Nasdaq Listing Qualifications Panel.  Subsequent to reviewing our response, Nasdaq has decided to defer their ruling until we file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  We intend to file this Form 10-Q on time by May 15th.

In a discussion yesterday with the Nasdaq staff, we were advised that even though we were in pro forma compliance as of December 31, 2008 with the stockholders’ equity requirement before receiving their notice, we will not be considered in compliance until Nasdaq rules favorably on our compliance plan.

This determination has no immediate impact on the listing of our common stock.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 13, 2009	/s/ Cary J. Claiborne
Name: Cary J. Claiborne
Title: President, Chief Executive Officer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated April 9, 2009.